Exhibit 10.2

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT, is made and entered into as of February 26, 2010 (this “Amendment”), by and among Linkwell Corporation, a Florida corporation (“Linkwell”), Linkwell Tech Group, Inc., a Florida corporation and wholly-owned subsidiary of Linkwell (“Linkwell Tech”), Shanghai Likang Disinfectant Hi-Tech Co., Ltd, a Chinese company and wholly owned subsidiary of Linkwell Tech (“Likang Disinfectant”) , Inner Mongolia Wuhai Chengtian Chemical Co., Ltd., a Chinese company (“Wuhai Chengtian” or the “Company”), and Honglin Li, an individual, who owns a 35% equity interest in Wuhai Chengtian (hereinafter shall be referred to as the “Shareholder”).

RECITALS

WHEREAS, Linkwell, Linkwell Tech, Likang Disinfectant, Wuhai Chengtian and the Shareholder (collectively, the “Parties”) are party to a Securities Purchase Agreement dated December 21, 2009 (the “Original Agreement”).

WHEREAS, the Parties have determined to amend the Original Agreement such that the purchase of certain shares of capital stock of Wuhai Chengtian by Linkwell Tech for cash and certain newly issued shares of Linkwell is contingent upon receiving all requisite government approval.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, agree as set forth herein.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement.

1.           The Exchange shall not occur until the Parties have obtained all requisite governmental approval of the transactions contemplated by the Original Agreement.

2.           Section 1.1 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“Exchange of Shares. Wuhai Chengtian and the Shareholder hereby agree that the Shareholder shall, on December 21, 2009, or as soon as possible thereafter provided that the Parties have obtained all requisite governmental approval, (the “Closing Date”), exchange 35% of his issued and outstanding shares of the capital stock of Wuhai Chengtian (the “Wuhai Chengtian Shares”) for ￥3,150,000 RMB and 4,000,000 newly issued shares of Linkwell Common Stock, $.001 par value (the “Linkwell Shares”).

3.           Section 1.4 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“Conditions Precedent. Completion of the Exchange shall be conditional upon (a) Likang Disinfectant completing a review of the financial, trading and legal position of Wuhai Chengtian; and (b) Wuhai Chengtian obtaining all the necessary consent, authorization and approval from the relevant regulatory authorities, its board of directors and/or its shareholders;”

4.           Section 3.13(i) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“require the approval or consent of the Stockholders of Likang Disinfectant;”

5.           The term “this Agreement” as used in the Original Agreement shall mean the Original Agreement as amended by this Amendment.

6.           Except as otherwise provided herein, the Original Agreement shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

Linkwell Corporation
/s/ Xuelian Bian
Name: Xuelian Bian
Its: Chairman and Chief Executive Officer

Linkwell Tech Group, Inc.
/s/ Wei Guan
Name: Wei Guan
Its: Director

Shanghai Likang Disinfectant High-Tech Company, Ltd.
/s/ Wensheng Sun
Name: Wensheng Sun
Its: Chief Operating Officer

Shareholder
/s/ Honglin Li
Name: Honglin Li

Inner Mongolia Wuhai Chengtian Chemical Co., Ltd.

/s/ Honglin Li
Name: Honglin Li
Its: President